Exhibit 5.0

LAW OFFICES
Elias, Matz, Tiernan & Herrick L.L.P.
11TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005

TELEPHONE:  (202) 347-0300
FACSIMILE:   (202) 347-2172

WWW.EMTH.COM

October 22, 2010

Board of Directors
Minden Bancorp, Inc.
100 MBL Bank Drive
Minden, Louisiana 71055

Gentlemen:

We have acted as special counsel to Minden Bancorp, Inc., a Louisiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Minden Mutual Holding Company (the "MHC") (the "Conversion").

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Minden Bancorp, Inc. (a federal corporation) ("Bancorp") and MBL Bank (the "Bank"), the Plan of Conversion and Reorganization of the MHC, the Company, Bancorp and the Bank and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.  This opinion is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued, delivered and sold in the manner described in the Registration Statement,  will be legally issued, fully paid and non-assessable.

Board of Directors
Minden Bancorp, Inc.
October 22, 2010

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion and Offering – Tax Aspects" and "Legal and Tax Opinions" in the prospectus and proxy statement/prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Philip R. Bevan
Philip R. Bevan, a Partner